                                                                   Exhibit 10.15

                              CSK AUTO CORPORATION
                      2000 SENIOR EXECUTIVE STOCK LOAN PLAN

         1. Purpose. The CSK Auto Corporation 2000 Senior Executive Stock Loan Plan (the "Plan") has been established by CSK Auto Corporation (the "Company") to secure for the Company and its shareholders the benefits arising from capital ownership, and thereby entrepreneurial risk, by those senior executive officers of the Company and its subsidiaries who are and will be responsible for the future growth and continued success of the Company and its subsidiaries. The Plan will provide a means whereby such individuals, pursuant to loans made under the Plan, may acquire shares of the Company's Common Stock, par value $0.01 per share ("Common Stock").

         2. Administration. Except as set forth in Section 3 below, the authority to manage and control the operation and administration of the Plan shall be vested in the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Any interpretation of the Plan by the Committee and any decision made by the Committee on any matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         3. Participation. The Chief Executive Officer of the Company, with the concurrence of the Committee, shall determine and designate from among the senior executive officers of the Company and its subsidiaries (including employees who are also directors), the officers who will participate in the Plan ("Participants").

         4. Description of Plan and Procedures. For the above-noted purposes, the Company shall make a loan (a "Loan") to each requesting Participant to finance the acquisition by a Participant of newly purchased shares of Common Stock (the "Purchased Shares") in the open market. If the Participant desires to purchase Common Stock and apply for a Loan, the Participant shall notify the Company in writing of his intention to purchase such Common Stock and make application to the Company for such Loan, at least two days prior to the required funding, by executing and delivering an Election to Participate, substantially in the form attached hereto as Exhibit A. Upon such timely application, the Participant will be required to execute and deliver a promissory note and pledge agreement, each as described below, at which time the Company will issue its check in the amount of the Loan. This Loan shall be used only for the purpose of purchasing the Common Stock indicated in the Participant's notice. It is the Participant's responsibility to effect a purchase of the Common Stock on the open market, using a broker or dealer of the Participant's choice, no later than ten (10) calendar days following the date of the Loan. Under no circumstances, however, will the Participant purchase the Common Stock directly from the Company. The Participant must request that the Purchased Shares be received by him or her in certificated form. The Participant is obligated to furnish to the Secretary of the Company satisfactory evidence that such purchase was made, such as a confirmed purchase order from the Participant's broker or dealer. Notwithstanding any other provision of this Plan, all purchases of Common Stock by Participants shall be made in accordance with the Company's policy regarding securities trades by Company personnel with access to material information.

         5. Purchase Loans. The aggregate principal of any Loan to a Participant shall not exceed fifty percent (50%) of the purchase price (exclusive of brokerage fees and other similar expenses in connection with such purchase) of the Purchased Shares, subject to the following:

                  (a) Each Loan shall be evidenced by a promissory note (the "Note") in such form as the Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii) provide for interest at a rate for each fiscal quarter or part thereof equal to the average rate paid by CSK Auto, Inc. under the revolving portion of its Senior Credit Facility during such period, (iii) be secured by a Pledge Agreement (described in subsection 6.1 below), and (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                  (b) Subject to the prepayment provisions of subsection 6.2 below and the acceleration provisions set forth in paragraphs (c) and
         (d) below, each Loan shall mature no later than five (5) years after it is made (the "Maturity Date"), at which time all unpaid principal and interest shall be payable.

                  (c) The principal and interest outstanding under a Loan of a Participant who retires on or after age 65 or whose employment with the Company and its affiliates terminates by reason of his death or Disability (as defined below) or is terminated for a reason other than Cause (as defined below) will not become due and payable until the Maturity Date of the Loan. All principal and interest outstanding under a Loan with respect to any other Participant will automatically become due and payable on the date the Participant's employment with the Company and its affiliates terminates. "Disability" means, unless otherwise defined in the Participant's Employment Agreement, if any, a determination by the Committee in its sole discretion that a Participant has become "disabled" within the meaning of the Company's long-term disability plan as in effect at the time. "Cause," unless otherwise defined in the Participant's Employment Agreement, if any, shall mean (i) the conviction for the commission of, or a plea of guilty or nolo contendere made by a Participant in response to a charge involving, a felony or a crime involving moral turpitude, (ii) the embezzlement or misappropriation of funds or property of the Company or any of its subsidiaries, (iii) the continued use of alcohol or drugs to an extent which interferes with the performance by the Participant of his or her employment responsibilities, (iv) the intentional, unauthorized disclosure of proprietary information or confidential records of the Company or any of its subsidiaries or (v) the willful failure or refusal to perform those duties reasonably assigned or delegated to the Participant by the Board (or the Board of Directors of the Company's subsidiary which employs the Participant) which failure or refusal continues following (A) such Board of Directors giving Buyer written notice setting forth the facts or events constituting such failure or refusal, and (B) a reasonable opportunity to correct the deficiencies or other problems specified in such notice to the reasonable satisfaction of such Board.

                  (d) The Company has the right to accelerate the principal and interest due under the Loan if any of the following events occurs: (i) the Participant defaults in the payment of any amount due under the Loan and the default remains uncured for a period of ten (10) days after the date the Company gives the Participant notice of the default,
         (ii)
         the Participant defaults under or breaches any other covenant, representation or warranty under the Note, the Pledge Agreement or any other agreement under the Plan and the default or breach remains uncured for a period of thirty (30) days after the date the Company gives the Participant notice of his default or breach, (iii) the Participant applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law, or (iv) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Participant, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Participant, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

                  (c) If a Participant fails to make any payment required under the Participant's Loan when due, the Company may foreclose on the Pledged Property (as defined in subsection 6.1) and may otherwise enforce its rights under the Plan and any Note or other agreement entered into under the Plan.

The aggregate principal amount of all Loans outstanding under the Plan shall not, without the approval of the Board, exceed $2,000,000, at any time.

         6.       Pledge of Shares.

                  6.1 Pledge Agreement. Each Participant shall enter into an agreement with the Company in such form as the Committee shall approve (the "Pledge Agreement") to pledge to the Company all of the Purchased Shares, any non-cash dividends or distributions payable with respect to such shares and any securities or other property (other than cash) payable in respect of or in exchange for such shares pursuant to any merger, reorganization, consolidation, recapitalization, exchange offer or other similar corporate transaction and all proceeds thereof (collectively, the "Pledged Property") to secure repayment of the Loan. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

                  (a) Certificates representing shares of stock that consist of Pledged Property shall bear the following legend in addition to any other legends that the Company may deem appropriate:

                  "THIS CERTIFICATE AND THE SHARES OF STOCK AND ALL RIGHTS HEREBY REPRESENTED ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE CSK AUTO CORPORATION 2000 SENIOR EXECUTIVE STOCK

                  LOAN PLAN AND ANY AGREEMENT UNDER THAT PLAN AND THE PLEDGE AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND CSK AUTO CORPORATION AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH PLAN AND AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF CSK AUTO CORPORATION."

                  (b) Any cash otherwise receivable by the Participant upon an exchange or conversion of Pledged Property shall instead be paid directly to the Company and applied to reduce the outstanding Loan balance (with accrued but unpaid interest being reduced first). Any cash in excess of that applied against the outstanding Loan balance shall be paid to the Participant.

                  6.2.     Prepayments of Loan and Releases from Pledge.

                  (a) A Participant may make voluntary prepayments on the Loan at any time without penalty in such minimum amounts as the Committee may determine, which shall be applied first to accrued but unpaid interest, and then to principal.

                  (b) In the event that any cash dividend or distribution is paid by the Company with respect to any Pledged Property relating to the Loan, the Participant shall make a mandatory prepayment with respect to the Loan equal to the amount of such dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions after giving effect to any deduction for the related payment under the Loan, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

                  (c) In the event that the Participant at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, as a condition to the release, the Participant shall make arrangements satisfactory to the Company (i) if the released Purchased Shares are to be sold contemporaneously with their release, for the payment directly to the Company by the purchaser of such released Purchased Shares of all proceeds from the sale of such Shares which would otherwise be payable to the Participant (such proceeds to be applied first to accrued but unpaid interest under the Loan, then to principal, with any proceeds in excess of such amounts being paid by the Company to the Participant), or (ii) in all circumstances other than those in (i) above, for the payment by the Participant of all unpaid amounts outstanding under the Loan, the promissory note evidencing such Loan and the Pledge Agreement.

         7.       Restrictions on Purchased Shares.

         (a) Except as provided in the Pledge Agreement in the case of an Event of Default as defined therein, or as set forth in paragraph 7(c) below, until the end of the Restricted Period (as defined below):

                  (i) Purchased Shares may not be sold, assigned, transferred, pledged hypothecated or transferred in any way (other than by the Participant's will or the laws of descent and distribution) by the Participant;

                  (ii) the certificate representing such shares shall be registered in the name of the Participant and shall be deposited with the Company, together with a stock power (in such form as the Company may determine); and

                  (iii) the Participant shall be treated as a stockholder with respect to the Purchased Shares, including the right to vote such shares.

         (b) The "Restricted Period" for each Participant shall mean the period beginning on the date that the Purchased Shares are acquired by such Participant and ending on the later of (i) the date that the principal of the Loan and all unpaid interest thereon is repaid in full or (ii) the first anniversary of the date that the Purchased Shares are acquired by such Participant.

         (c) Notwithstanding the provisions of paragraphs 7(a) and (b) above, the Committee shall have the authority, in its sole discretion, to permit a Participant to sell, assign, transfer, pledge, hypothecate or otherwise transfer his or her Purchased Shares under such conditions as the Committee shall determine.

         8. Transfers at Termination of Restricted Period. At the end of the Restricted Period with respect to Purchased Shares, the certificate representing such shares shall be transferred to the Participant (or the Participant's legal representative or heir) free of all restrictions under the Plan.

         9. Additional Collateral. The Committee may, as a condition to extending a Loan hereunder, require that the Participant collateralize the Loan by pledging to the Company such other collateral as may from time to time be required by the Board of Governors of the Federal Reserve Board.

         10. General.

                  10.1. Effective Date. The Plan will become effective upon its approval by the Company's Board of Directors.

                  10.2. Agreements Evidencing Participation. At the time of a Participant's designation as a Participant, the Committee may require a Participant to enter into one or more agreements with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may in its discretion prescribe (collectively, "Plan Documents").

                  10.3. Nontransferability. No right provided under the Plan to any Participant may be transferred, pledged or assigned by the Participant (except, in the event of the Participant's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant.

                  10.4. Compliance with Applicable Law and Withholding. The Company shall have the right to require a Participant to pay to the Company the amount of any taxes that are required to be withheld with respect to a Participant's participation in the Plan. To the extent permitted by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan withheld to fulfill any tax withholding obligation.

                  10.5. No Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or an affiliate or the right to continue as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

                  10.6. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the internal laws of the State of Delaware and construed accordingly.

                  10.7. Amendments and Termination of the Plan. The Board of Directors may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that Loans extended hereunder meet the requirements of applicable law, regulations, rulings or interpretations of administrative agencies. No new Loan shall be extended on or after the second anniversary of the Plan's effectiveness.

                                                                       EXHIBIT A

                                     FORM OF
                             ELECTION TO PARTICIPATE

         I hereby elect to participate in the 2000 Senior Executive Stock Loan Plan (the "Plan") of CSK Auto Corporation (the "Company") and request to borrow $__________, or such lesser amount as the Company may determine, thereunder for the purpose of purchasing shares (the "Shares") of the Company's Common Stock, par value $.01 per share, on the open market through a broker or dealer of my choice, the name and mailing address of which is set forth below (my "Broker"). I understand that my participation will be subject to the terms of the Plan and the other documents that are required to be executed in connection with the Plan.

         I acknowledge that (i) I have received and reviewed a copy of the Plan, and a copy of the Prospectus dated _____________, 2000 covering the Shares to be acquired under the Plan, as well as copies of the Promissory Note and Stock Pledge Agreement required to be executed by me upon receipt of a loan under the Plan (a "Loan"), (ii) by completing, signing and returning this form, I am agreeing to borrow the amount specified above (or such lesser amount determined by the Company) and to have the full amount of such Loan applied by my Broker to the purchase(s) of the Shares, (iii) the proceeds from the Loan shall not exceed fifty percent (50%) of the total funds used by me to purchase the Shares (exclusive of brokerage fees and other similar expenses in connection with such purchase), and (iv) the Loan will be made only in conjunction with, and subject to, the closing of the open market purchases referred to above and will be on the terms set forth in the Plan and the above-mentioned Promissory Note and Stock Pledge Agreement (which I agree to sign and return upon the closing of the Loan).

         I agree that, upon the closing of the Loan and Share purchase(s), the Shares purchased on my behalf shall be registered in the name of the individual signing below and that certificates or other instruments representing or evidencing such Shares shall immediately be delivered to the Company as required by the above-mentioned Stock Pledge Agreement, along with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.

Broker Name and Address:   ____________________________

                           ____________________________

                           ____________________________

                           ____________________________

                           ____________________________

                                       WITNESS my signature below:



Date:  ____________, 2000
                                       ________________________________________
                                       Name:
                                       Title:
                                       Social Security No.: